UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2019

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, XOMA Corporation (“XOMA”), through its wholly-owned subsidiary, XOMA (US) LLC (the “Company”), entered into a Royalty Purchase Agreement with Aronora, Inc. (“Aronora”) on April 7, 2019 (the “Royalty Purchase Agreement”). On June 26, 2019, pursuant to the terms of the Royalty Purchase Agreement, the Company purchased from Aronora the rights to potential royalty payments and a portion of the potential milestone payments associated with five hematology drug products in development: three anti-thrombotic candidates subject to Aronora’s collaboration with Bayer Pharma AG (“Bayer”), one of which is subject to an option by Bayer (the “Bayer Licensed Products”), and two additional early clinical hematology candidates. The Company made an initial payment to Aronora on June 26, 2019 in the amount of $6 million, $3 million of which the Company financed by drawing a term loan under its Loan and Security Agreement with Silicon Valley Bank dated May 7, 2018, previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q dated August 7, 2018. The Company is required to make an additional $1 million payment (up to a total of $3 million) for each of the three Bayer Licensed Products that are active as of September 1, 2019. The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Royalty Purchase Agreement, which will be filed as an exhibit to the XOMA’s Quarterly Report on Form 10-Q for the period ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: July 2, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer